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                                                                     EXHIBIT 3.2



                            CERTIFICATE OF AMENDMENT

                                       OF

            THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                          ADVANCED RADIO TELECOM CORP.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                                      ****


         Advanced Radio Telecom Corp., a Delaware corporation (the "Corporation"), does hereby certify as follows:

         FIRST: Article I of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

                The name of this Corporation is First Avenue Networks, Inc.

         SECOND: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware, namely, by the Board of Directors in accordance with Section 141 of the General Corporation Law of the State of Delaware and by the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed in its corporate name this 14th day of February 2002.


                                                    ADVANCED RADIO TELECOM CORP.



                                                    By: /s/ Thomas M. Walker
                                                        ------------------------
                                                        Name:
                                                        Title:

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